Exhibit 99.1

Press Release

Media Contact:	Investor Contact:

Karin Clark	Sally Beerbower

Luna Innovations Incorporated	Qorvis Communications

Email: kclark@lunainnovations.com	Email: ir@lunainnovations.com

Phone: 1.540.769.8400	Phone: 1.703.744.7800

Luna Innovations Reports Fourth Quarter and

Full Year 2006 Financial Results

Company Achieves 51% Revenue Growth for the Fourth Quarter 2006;

Gross Profits Improve to 30% from 17% in Fourth Quarter 2005;

Company Provides Guidance for Fiscal Year 2007

ROANOKE, VA, March 5, 2007 — Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the fourth quarter and full year ended December 31, 2006.

Kent Murphy, Chairman and Chief Executive Officer, commented, “The top-line growth and gross margin expansion we experienced in the fourth quarter and full year of 2006 were largely propelled by the growth of higher margin revenues from the sale of products. We are beginning to experience the benefits and validation of the Luna business model. Product and license sales accounted for 28% of our revenue, compared to 20% in fourth quarter of 2005, and 19% in the third quarter of 2006, and as we experienced that growth, our overall gross profit margin grew from 17% in the fourth quarter of 2005 to 30% in the fourth quarter of 2006.”

Revenues for the fourth quarter of 2006 increased 51% to $8.0 million from $5.3 million for the same quarter of 2005, reflecting growth in technology development (contract research) revenues of approximately $1.5 million and growth in product and license revenues of approximately $1.2 million. Gross profit increased to $2.4 million, or 30% of revenues, in the fourth quarter of 2006, from $0.9 million, or 17% of revenues, in the fourth quarter of 2005. Operating expenses were $5.3 million in the fourth quarter of 2006, compared to $4.1 million in the third quarter of 2006 and $3.1 million in the fourth quarter of 2005. The increase in year over year operating expense reflects the company’s strategy, begun in late 2005, to increase its product portfolio and product sales, which included the acquisition of Luna Technologies in September 2005. Operating expenses in the fourth quarter of 2006 were also higher than the prior quarter because increased product sales resulted in higher commissions for the company’s internal sales force and third party re-sellers, the company expanded its leased facilities to accommodate growth, and additional resources were devoted to preparation of bids and proposals for new technology development opportunities. During the quarter, the company also incurred approximately $0.2 million in expenses related to engineering and other start-up costs associated with recently acquired product lines and $0.3 million in legal and related costs associated with the successful resolution of a contractual dispute. The company incurred a loss from operations of $2.9 million in the fourth quarter of 2006, versus a loss from operations of $2.1 million for the prior year’s comparable quarter.

The net loss applicable to common stockholders for the fourth quarter of 2006 was $2.7 million, or $0.27 per share on a diluted basis, compared to a net loss applicable to common stockholders of $1.7 million or $0.33 per share, for the fourth quarter of 2005.

Murphy added, “Our Luna Technologies subsidiary saw record fourth quarter revenue of $1.8 million and record bookings of $2.0 million. We signed 12 new customers in the fourth quarter, including many top tier companies, and we signed eight contracts with repeat customers, which resulted in a 70% growth rate within Luna Technologies compared to the fourth quarter of 2005. We also acquired the rights to manufacture and sell a line of swept tunable lasers. We expect the technology will allow us to compete more effectively in our existing fiber optic test and measurement markets and open up new markets in industrial and medical sensing. On the healthcare products side, we continued to ship units of our Emboli Detection and Classification (EDAC™) product to research institutions and are currently working through a third party to obtain FDA clearance for clinical use.”

For the year ended December 31, 2006, total revenues were $23.5 million, compared to $16.5 million 2005. Technology development revenue for 2006 increased $3.4 million, or 22%, over 2005. Product and license revenue was $4.8 million in 2006. Gross profit increased to $7.1 million, or 30% of revenues, for 2006, from $3.5 million, or 21% of revenues, in 2005. Operating expenses were $17.1 million in 2006, compared to $6.0 million in 2005. The increase in year over year operating expenses reflects the company’s strategy to increase its product portfolio and product sales. Operating expenses in 2006 also include share-based compensation expense as well as administrative costs associated with the company’s growing employee base and its transformation to a public company. The company incurred a loss from operations of $10.0 million in 2006, versus a loss from operations of $2.5 million for the prior year.

The net loss applicable to common stockholders for 2006 was $9.4 million, or $1.14 per share on a diluted basis, compared to a net loss applicable to common stockholders of $2.0 million, or $0.53 per share, for the previous year.

Fourth Quarter Business Highlights

Technology Development

— Booked more than $4 million in new technology development contracts in the fourth quarter 2006, for a total of more than $22 million in new technology development contracts during the full year 2006.

Healthcare Products

— Submitted 510(k) documentation for the company’s EDAC product to an FDA-accredited third-party reviewer. The purpose of this review is to shorten the overall timeframe required to receive FDA clearance and begin marketing the product for clinical use.

— Completed preliminary animal testing for the non-invasive diagnosis of compartment syndrome using the company’s EN-TACTTM (Emergency Noninvasive Tissue and Compartment Testing) product.

— Validated improved MRI image contrast performance using Trimetasphere™ nanomaterials. Improved image contrast is expected, together with improved safety, to be one of the primary potential advantages of the company’s MRI contrast agent product candidates over current commercially available products.

Instrumentation, Test and Measurement Products

— Introduced a new distributed sensing technique that is expected to significantly reduce the expense associated with the deployment and maintenance of fiber optics.

— Acquired the rights to manufacture and sell an existing line of swept tunable lasers. The company anticipates the technology will allow it to compete more effectively in the fiber optic test and measurement markets by providing customers with fast, flexible and cost-effective test and measurement products. This laser technology also allows the company to aggressively pursue business opportunities in new markets such as industrial and medical sensing.

— Booked over $2 million in product orders during the quarter.

Fourth Quarter Financial Highlights

— Revenues for the fourth quarter of 2006 increased 51% compared to the fourth quarter of 2005 and 33% compared to the third quarter of 2006.

— Product revenues represented over 27% of total revenues in the fourth quarter of 2006, versus 20% in the fourth quarter of 2005, and 19% in the third quarter of 2006. Product revenues grew to approximately $2.2 million in the fourth quarter of 2006, versus $1.2 million in the third quarter of 2006.

— Gross profit for the fourth quarter of 2006 increased to $2.4 million, or 30% of revenues, from $0.9 million, or 17% of revenues, for the corresponding period of 2005.

— The company reported a loss per share for the fourth quarter of 2006 of $0.27 per share, on a diluted basis, compared to a loss per share of $0.33 for the fourth quarter of 2005.

— Cash and cash equivalents totaled $17.9 million at December 31, 2006, compared to $12.5 million at December 31, 2005.

Outlook for Fiscal Year 2007

The company anticipates continued strong growth in both its product and technology development divisions in 2007. For fiscal year 2007, the company expects total revenue to be in the range of $30.0 million to $32.0 million, consisting of product and license revenue of $7.0 to $8.0 million and technology development revenue of $23.0 to $24.0 million. For the full year 2007, the company anticipates a net loss in the range of $9.0 to $9.5 million. For the first quarter of 2007, the company expects revenue of approximately $6.9 million and a net loss of approximately $3.3 million. The company plans to discuss its fiscal year 2007 guidance on its investor conference call to be held later today.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EST) today to discuss the company’s fourth quarter and full year 2006 financial results. The company will also discuss expectations for 2007. The call can be accessed by dialing 1.800.638.5495 domestically or 1.617.614.3946 internationally prior to the start of the call. The access code is 46756966. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, http://www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

About Luna Innovations

Luna Innovations Incorporated researches, develops and commercializes innovative technologies in molecular technology and sensing solutions. Luna Innovations accelerates the process of bringing new and innovative products to market by focusing on technologies that can fulfill identified market needs and then takes these technologies from the applied research stage through commercialization. Since its inception, Luna Innovations has successfully developed products for the energy, telecommunications, life sciences and defense industries. Headquartered in Roanoke, Virginia, the company has research, development and manufacturing facilities in Blacksburg, Charlottesville, Hampton, and Danville, Virginia, and a sales office in McLean, Virginia. Additional information can be found at http://www.lunainnovations.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including but not limited to (i) the acquisition of the swept tunable laser technology will allow the company to compete more effectively in its existing fiber optic test and measurement markets and open up new markets in industrial and medical sensing, (ii) the company will aggressively pursue opportunities for its newly acquired tunable laser technology in industrial and medical sensing markets, (iii) the FDA-accredited third party review may shorten the overall time required to receive FDA clearance for the company’s EDAC product, (iv) the company’s new distributed sensing technique is expected to significantly reduce the expense associated with the deployment and maintenance of fiber optics, (v) the company anticipates continued strong growth in both its product and technology development divisions in 2007, and (vi) statements regarding revenue and net loss guidance for fiscal year 2007. The company attempts, whenever possible, to identify forward-looking statements by words such as “intends,” “will,” “plans,” “anticipates,” “expects,” “may,” “estimates,” “believes,” “should,” “projects,” or “continue,” or the negative of those words and other comparable words. Similarly, statements that describe the company’s business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. Luna Innovations wishes to take advantage of the “safe harbor” provided by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the company’s control. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: the company’s ability to manage its growth effectively; the company’s ability to successfully identify market needs for new products; the company’s continued reliance on contract research, including government grants and contracts available only to small businesses, for a significant portion of its revenue; the risk that the company may become ineligible for small business government grants and contracts in the future; the effect of competition in its markets and changes in customer demand; the risk that company’s proprietary rights may be insufficient to protect its technologies, including potential claims by third parties that the company infringes their intellectual property rights; the potential impact of federal audits and investigations; delay in obtaining clearance by the U.S. Food and Drug Administration or other regulatory requirements; continued difficulty in, or increased costs related to, hiring, training and retaining skilled employees; unanticipated manufacturing or supply problems; a slowdown in the overall economy; and uncertainty in the global political environment. Additional factors that may affect the future results of the company are set forth in its Registration Statement on Form S-1, its quarterly and annual reports on Form 10-Q and Form 10-K, respectively, and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, and at Luna Innovations’ website at http://www.lunainnovations.com. These risk factors are updated from time to time through the filing of periodic reports and registration statements with the SEC. The statements made in this press release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements herein after the date of this press release.

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Luna Innovations Incorporated

Consolidated Balance Sheets

	December 31, 2006	December 31, 2005
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$17,866,753	$12,514,839
Accounts receivable, net	7,233,406	5,129,911
Refundable income taxes	396,062	514,797
Inventory	843,294	448,475
Other current assets	503,703	227,409

Total current assets	26,843,218	18,835,431
Property and equipment, net	5,730,094	2,972,287
Intangible assets, net	2,031,489	999,544
Deferred offering costs	—	710,018
Deferred tax asset	600,000	600,000
Other assets	12,413	16,550

Total assets	$35,217,214	$24,133,830

Liabilities and stockholders’ equity
Current liabilities
Current portion of capital lease obligation	$88,576	$98,820
Current portion of long-term debt obligation	214,955	—
Accounts payable	2,757,381	3,647,505
Accrued liabilities	3,623,395	1,788,162
Deferred credits	874,676	1,458,393

Total current liabilities	7,558,983	6,992,880
Long-term capital lease obligation	28,557	117,134
Long-term debt obligation	5,000,000	5,214,955
Deferred credits and other long term liabilities	554,418	450,000

Total liabilities	13,141,958	12,774,969

Redeemable Class B common stock, 308,216 shares at December 31, 2005	—	504,984

Stockholders’ equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized at December 31, 2006, no shares issued and outstanding at December 31, 2006	—	—
Common stock
Common stock, par value $0.001, 100,000,000 and 23,257,094 shares authorized at December 31, 2006 and December 31, 2005, respectively, 9,911,546 shares issued and outstanding at December 31, 2006	9,912	—
Class A voting common stock, par value $0.001, 7,164,463 shares authorized at December 31, 2005, 2,834,814 shares issued and outstanding at December 31, 2005	—	2,835
Class B non-voting common stock, par value $0.001, 13,707,297 shares authorized at December 31, 2005, 734,427 shares issued and outstanding at December 31, 2005	—	734
Class C voting common stock, par value $0.001, 5,656,472 shares authorized at December 31, 2005, 2,131,474 shares issued and outstanding at December 31, 2005	—	2,131
Additional paid-in capital	31,585,762	10,935,049
Accumulated deficit	(9,520,418)	(86,872)

Total stockholders’ equity	22,075,256	10,853,877

Total liabilities and stockholders’ equity	$35,217,214	$24,133,830

Luna Innovations Incorporated

Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Contract research revenues	$5,810,797	$4,267,946	$18,787,863	$15,379,667
Product and license revenues	2,236,376	1,074,221	4,757,779	1,074,221

Total revenues	8,047,173	5,342,167	23,545,642	16,453,888
Cost of revenues:
Contract research costs	4,631,659	4,012,555	14,232,063	12,552,122
Product and license costs	983,166	409,772	2,178,135	409,772

Total cost of revenues	5,614,825	4,422,327	16,410,198	12,961,894

Gross Profit	2,432,348	919,840	7,135,444	3,491,994
Operating expense	5,303,766	3,050,978	17,109,043	6,003,644

Operating loss	(2,871,418)	(2,131,138)	(9,973,599)	(2,511,650)

Other income (expense)
Other income (expense)	22,548	1,684	32,879	1,592
Interest income / (expense), net	170,024	33,955	515,818	(41,251)

Total other income (expense)	192,572	35,639	548,697	(39,659)

Loss before income taxes	(2,678,846)	(2,095,499)	(9,424,902)	(2,551,309)
Income tax expense (benefit)	—	(369,979)	12,829	(557,252)

Net loss	$(2,678,846)	$(1,725,520)	$(9,437,731)	$(1,994,057)

Net loss per share:
Basic	$(0.27)	$(0.33)	$(1.14)	$(0.53)

Diluted	$(0.27)	$(0.33)	$(1.14)	$(0.53)

Weighted average shares:
Basic	9,883,057	5,254,336	8,283,074	3,735,811

Diluted	9,883,057	5,254,336	8,283,074	3,735,811

Luna Innovations Incorporated

Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2006	2005
	(unaudited)
Cash flows used in operating activities
Net loss	$(9,437,731)	$(1,994,057)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,134,777	540,145
Deferred income taxes	—	(157,251)
Share-based compensation	1,762,899	168,926
Change in assets and liabilities:
Accounts receivable	(2,103,495)	(1,314,485)
Refundable income taxes	118,735	362,005
Other assets	(654,560)	(26,194)
Accounts payable and accrued expenses	723,445	1,911,095
Deferred revenues	(679,299)	422,227

Net cash used in operating activities	(9,135,229)	(87,589)

Cash flows used in investing activities
Acquisition of property and equipment	(2,828,046)	(877,144)
Intangible property costs	(558,909)	(430,847)
Net cash from acquisition of Luna Technologies	—	33,676
Capitalized software development costs	—	(122,642)

Net cash used in investing activities	(3,386,955)	(1,396,957)

Cash flows from financing activities
Net payments on line of credit	—	(1,500,000)
Payments on capital lease obligations	(98,819)	(107,177)
Proceeds from convertible debt	—	5,000,000
Proceeds from the issuance of common stock, net	17,881,900	9,912,468
Proceeds from the exercise of options and warrants	91,017	84,458

Net cash from financing activities	17,874,098	13,389,749

Net change in cash	5,351,914	11,905,203
Cash - beginning of period	12,514,839	609,636

Cash - end of period	$17,866,753	$12,514,839

Supplemental disclosure of cash flow information
Cash paid for interest	$45,341	$108,211
Cash paid for income taxes	$12,829	$—
Property and equipment financed by capital leases	—	$11,700